EXHIBIT 10.50

SANDISK CORPORATION
CONSULTANT SERVICES AGREEMENT

This Consultant Services Agreement (“Agreement”) is entered into as of October 10, 2013 (the “Effective Date”) by and between SanDisk Corporation, a Delaware corporation having its principal place of business at 951 SanDisk Drive, Milpitas, California 95035 USA and its subsidiaries, affiliates, and/or successors (collectively “SanDisk”), and Dr. Chenming Hu, an individual (“Consultant”) (each referred to herein as “Party” or collectively, “Parties”).

WHEREAS, Consultant has proposed to provide certain consulting services for SanDisk; and
WHEREAS, SanDisk requires such services as more fully described below to be provided for SanDisk and Consultant agrees to provide such services,
Now, therefore, in consideration of the mutual covenants and conditions set forth below, the Parties hereto agree as follows:

TERMS AND CONDITIONS

1.    Consultant Services. From the Effective Date to January 10, 2014 (“Service Term”), Consultant shall perform, on a non-exclusive basis, the consultancy services as described herein (“Services”). The Services will consist of the Consultant providing advanced memory technology development services in a manner to be mutually agreed between the Consultant and SanDisk from time to time. Consultant’s performance of the Services may result in the creation of work product, including without limitation, designs, models, writings, drawings, notebooks, photographs, data, software, inventions, and discoveries, and modifications and derivatives thereof (“Work”). The Service Term may be extended by the Parties upon their mutual written consent. Consultant understands and agrees that the performance of the Services in a competent and timely manner is a material obligation under this Agreement.

2.    Fees, Expenses, and Payment Terms.

2.1    In consideration for Consultant’s performance of the Services, SanDisk shall pay Consultant at the rate of $38,000 per month for the Services that are performed up to a maximum of $114,000; provided, however, that if either Party terminates this Agreement in accordance with Section 7 prior to the full Service Term, Consultant shall only be paid the pro rata portion of the monthly fee for the month in which the termination occurred. Consultant shall obtain SanDisk’s prior written approval for expenses or associated travel incurred in the performance of the Services. Subject to the terms herein, the fees and expenses stated herein constitute full compensation for the Services rendered, exclusive of VAT, sales and any similar taxes. Consultant acknowledges and agrees that SanDisk has the right to withhold any applicable taxes from any payments due under this Agreement if required under the applicable law or by any government agency; provided, however, that SanDisk shall furnish Consultant with an official certificate as a proof for the tax withheld upon Consultant’s written request.

2.2    Invoices referencing the SanDisk purchase order shall be forwarded by Consultant to SanDisk Corporation, 951 SanDisk Drive, Milpitas, CA 95035, ATTN: ACCOUNTS PAYABLE. Payment by SanDisk shall be issued within thirty (30) days after receipt of Consultant’s undisputed invoice and verification of the completed Services.

3.    Consultant Obligations.

3.1    Consultant shall use SanDisk resources strictly for performing the Services. SanDisk may terminate the Agreement without advanced written notice in case of any unauthorized use of SanDisk resources and without further payment.

3.2    Consultant shall observe and comply with SanDisk’s safety and security policies.

3.3    Consultant shall not utilize third party contractors to perform the Services without SanDisk’s prior written approval.

3.4    Consultant is solely responsible for all federal, state, local, FICA and other similar withholding and payments required in connection with Consultant’s compensation hereunder. Accordingly, Consultant is not eligible for any benefits SanDisk provides to its employees, and SanDisk will not deduct from Consultant’s fees any amount for taxes, insurance, bonds or payments of any other kind.

3.5    Consultant is an independent contractor, and not an employee, agent, or servant, of SanDisk and has no authority to bind SanDisk in any manner.

Consultant Services Agreement
October 10, 2013

3.6    Consultant shall be responsible for understanding and complying with SanDisk’s Worldwide Code of Business Conduct and Ethics Policy and SanDisk Supplier Code of Ethical Conduct available at http://www.sandisk.com.

4.    Warranty.

4.1    Consultant represents and warrants that the Services will be performed and completed in a professional, timely and workmanlike manner in accordance with the highest standards of Consultant’s profession.

4.2    Consultant represents and warrants that, to the best of Consultant’s knowledge, Consultant is under no pre-existing obligation(s) inconsistent with the provisions of this Agreement, and will act in good faith and in SanDisk’s best interest throughout the term of this Agreement.

4.3    Consultant represents and warrants that Consultant will at all times comply with all applicable laws, regulations and rules of any governmental authority having jurisdiction in the performance of the Services. Consultant further represents and warrants that Consultant has obtained and will maintain any applicable approvals, registrations, licenses, permits or the like with regard to performance under this Agreement. Upon SanDisk’s request, Consultant shall provide SanDisk with information concerning such registrations and confirmation of payment of any applicable fees and demonstrate Consultant’s compliance with all applicable laws and regulations. Consultant shall indemnify, to the fullest extent permitted by law, SanDisk from and against any claims, damages, losses, fines or penalties that may arise as a result of Consultant’s breach of this provision.

4.4    EXCEPT FOR THE EXPRESS WARRANTIES STATED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY ADDITIONAL WARRANTIES, EXPRESS OR IMPLIED AND ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. ALL MATERIALS, EQUIPMENT OR PROPERTY OF EVERY KIND FURNISHED BY SANDISK AND ALL REPRODUCTIONS OF ANY SUCH ITEMS ARE PROVIDED ON AN “AS IS” BASIS WITHOUT WARRANTIES OF ANY KIND.

5.	CONFIDENTIAL INFORMATION.

5.1 “CONFIDENTIAL INFORMATION” MEANS THE WORK AND ANY INFORMATION DISCLOSED BY SANDISK TO CONSULTANT DURING THE COURSE OF CONSULTANT’S PERFORMANCE OF THE SERVICES, INCLUDING WITHOUT LIMITATION ANY INFORMATION RELATING TO THIS AGREEMENT AND THE SERVICES, AND ALL TRADE SECRETS, PROCESSES, FORMULAS, DATA AND KNOW-HOW, SOFTWARE PROGRAMS, IMPROVEMENT IDEAS, INVENTIONS, TECHNIQUES, MARKETING PLANS, STRATEGIES, FORECASTS, COMPUTER PROGRAMS AND COPYRIGHTABLE MATERIAL, AND CUSTOMER LISTS, WHETHER OR NOT MARKED OR IDENTIFIED AS CONFIDENTIAL.

5.3    WITHOUT SANDISK’S PRIOR WRITTEN CONSENT, CONSULTANT SHALL NOT DISCLOSE CONFIDENTIAL INFORMATION TO ANY THIRD PARTY. CONSULTANT SHALL (A) PROTECT CONFIDENTIAL INFORMATION WITH THE SAME DEGREE OF CARE THAT CONSULTANT EMPLOYS FOR PROTECTION OF CONSULTANT’S OWN PROPRIETARY INFORMATION, BUT NOT LESS THAN COMMERCIALLY REASONABLE CARE; (B) LIMIT CONSULTANT’S USE OF CONFIDENTIAL INFORMATION SOLELY FOR THE PURPOSES SET FORTH IN THIS AGREEMENT, AND NOT OTHERWISE FOR CONSULTANT’S OWN BENEFIT OR THE BENEFIT OF OTHERS, AND NOT REVERSE ENGINEER NOR CREATE DERIVATIVE WORKS OF ANY CONFIDENTIAL INFORMATION; (C) NOT DUPLICATE OR REPRODUCE CONFIDENTIAL INFORMATION, UNLESS AUTHORIZED TO DO SO (ALL SUCH REPRODUCTIONS SHALL BE CONSIDERED CONFIDENTIAL INFORMATION); AND (D) RETURN ALL CONFIDENTIAL INFORMATION TO SANDISK PROMPTLY UPON REQUEST (TOGETHER WITH ANY COPIES THEREOF) OR, AT THE OPTION OF SANDISK, PROVIDE WRITTEN CERTIFICATION OF THE DESTRUCTION THEREOF.

5.4    NOTHING CONTAINED IN THIS SECTION 5 PRECLUDES SANDISK FROM USING OR DISCLOSING IN ANY WAY THE WORK PROVIDED TO IT HEREUNDER. CONSULTANT ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT SHALL BE CONSIDERED CONFIDENTIAL INFORMATION.

6. Ownership.

6.1     The Work shall not be considered joint work. All Work created by Consultant during the performance of the Services shall be deemed work made for hire under applicable law (“Work for Hire”) and will be the sole and exclusive property of SanDisk.

6.2     In consideration of the mutual covenants and conditions set forth in this Agreement, the value and sufficiency of which is hereby acknowledged by Consultant, Consultant agrees to and does hereby perpetually and irrevocably assign and transfer and quit claim to SanDisk and its assigns all right, title, and interest in all the “Work for Hire” arising out of Consultant’s retention as a consultant by SanDisk under this Agreement, and waives any moral rights whether arising under the Berne Convention or otherwise. Consultant agrees that Consultant shall cooperate in performing any and all acts necessary to secure SanDisk or its nominee patent, trademark, or copyright protection for any protectable Work for Hire.

Consultant Services Agreement
October 10, 2013

6.3    Consultant acknowledges that SanDisk hereby reserves all rights except those expressly granted herein, and that no right or license will arise by implication, estoppel or otherwise by operation of law. Consultant shall not reverse engineer, disassemble or decompile any prototypes, software, equipment or other tangible objects provided by SanDisk unless expressly authorized to do so in writing by SanDisk. Nothing herein grants or is intended to grant to Consultant any right to use the name or any trademark, trade name, logo or service mark of SanDisk for any purpose whatsoever, including but not limited to advertising, without SanDisk’s prior written consent.

7.    Term and Termination.

7.1    This Agreement is effective as of the Effective Date above and will continue during the Service Term unless terminated in accordance with this Section 7.

7.2    Either Party may terminate this Agreement for convenience by giving the other Party written notice at least five (5) days in advance. SanDisk may terminate this Agreement without advance written notice if Consultant’s performance does not meet the standards specified by these terms and conditions, or if Consultant breaches any of the obligations listed in Section 3 of this Agreement. If this Agreement is terminated by SanDisk prior to the end of its term, Consultant’s sole remedy at law and in equity and SanDisk’s sole liability will be for SanDisk to pay Consultant any unpaid balance due for Services compliant with Section 2.1 and actually performed and/or completed under this Agreement; provided, however, that in no event will SanDisk be liable to Consultant for any sum in excess of the total price stated in this Agreement for the terminated Services and for damages of any kind whatsoever. In the event of any termination, SanDisk will not incur any liability whatsoever and Consultant will not have any rights to damages or indemnification of any nature against SanDisk and hereby expressly waives any such claims.

7.3    Upon termination of this Agreement, Consultant shall return to SanDisk all materials, equipment and property of every kind furnished or owned by SanDisk.

7.4    Sections 3, 4, 5, 6, 7, 8, 9, 10, 11 and any other provision of this Agreement that by its nature would continue beyond expiration or any termination of this Agreement will survive termination, expiration or rescission of this Agreement.

8.    Limitation of Liability.

8.1    Except for breaches of confidentiality obligations, in no event will either Party be liable for any indirect, consequential, exemplary, punitive, special, or incidental damages, whether based on contract, tort or any other legal theory, arising out of this Agreement, including, but not limited to, loss of data/programs or lost profits, or any and all other commercial damages or losses, even if such Party has been advised of the possibility of such damages.

8.2    NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN AND TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT WILL SANDISK’S TOTAL LIABILITY ARISING UNDER THIS AGREEMENT, WHETHER SUCH THEORY OF LIABILITY IS BASED IN CONTRACT, TORT OR OTHERWISE, EXCEED THE TOTAL AMOUNT OF THE PAYMENTS ACTUALLY DUE AND OWING BY SANDISK FOR SERVICES COMPLETED AND PROVIDED BY CONSULTANT UNDER THIS AGREEMENT IN THE PRECEDING TWELVE (12) MONTHS PRIOR TO THE DATE THE LIABILITY FIRST AROSE.

8.3    The above limitations will apply notwithstanding the failure of essential purpose of any limited remedy.

9.     Notice. All written notices required by the Agreement must be delivered in person or by means evidenced by a delivery receipt and will be effective upon receipt. All Work and writing provided hereunder including notices shall be in English.
10.    Indemnification

10.1     Consultant agrees to indemnify, defend and hold harmless SanDisk and its officers, directors, employees, shareholders, direct and indirect customers, agents, successors and assigns, from and against any and all claims, liabilities, losses, debts, damages, expenses (including legal expenses) or settlements that may arise out of any acts or omissions related to Consultant’s performance under this Agreement.

10.2     Upon the assertion of any claim or the commencement of any suit or proceeding by a third party, SanDisk shall promptly notify Consultant of the existence of such claims, suit or proceeding and shall give Consultant a reasonable opportunity to defend and/or settle the claim at Consultant’s own expense and with counsel of its own selection. SanDisk shall provide reasonably requested assistance and cooperation at Consultant’s own expense to ensure a proper and adequate defense. Consultant will have sole control of the defense and settlement of any claims for which it provides indemnification hereunder, provided that Consultant shall not enter into any settlement of such claim without the prior approval of SanDisk, which approval shall not be unreasonably withheld. If Consultant refuses or does not agree to timely assume control of the defense and settlement of any claim for which it has an indemnity obligation hereunder, then SanDisk shall be entitled to defend and/or settle such claim without the prior approval of Consultant subject to the right of Consultant to assume control of any such action after reimbursing SanDisk for all costs and expenses incurred in connection therewith. Notwithstanding the foregoing, SanDisk, at its sole option and own expense, may (i) hire its own counsel to provide its defense and (ii) fully participate in any settlement.

Consultant Services Agreement
October 10, 2013

11.    General Terms.

11.1     This Agreement may not be assigned by Consultant, by operation of law or otherwise, without the prior written consent of SanDisk. Any assignment in violation of this Section will be void. Subject to the foregoing, this Agreement will be binding upon the Parties’ respective successors and assigns.

11.2     This Agreement supersedes all prior and contemporaneous communications, understandings and writings and constitutes the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or altered except by written agreement signed by the Parties. No failure or delay by either Party in enforcing any right under this Agreement will be deemed a waiver of such right.

11.3     This Agreement will be governed in all respects by California law without regard to its choice or conflict of law rules. The Parties agree that the exclusive jurisdiction and venue for any action brought between the Parties under this Agreement shall be the courts sitting in Santa Clara County, California. The parties hereto further agree to accept service of process, for any action brought related to this Agreement in Santa Clara County, California, by the mailing of process by registered or certified mail, postage prepaid, return receipt requested, to the representative or address specified above in this Agreement, as applicable, or such other representative or address as has been identified as of such time as service is to be made.

11.4    If any term of this Agreement is held to be invalid or unenforceable, the remaining of its provisions will continue in full force and effect.

11.5     This Agreement may be executed by exchange of signature pages by facsimile and in any number of counterparts, each of which shall be deemed an original as against any Party whose signature appears thereon and all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

Consultant Services Agreement
October 10, 2013

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

SanDisk Corporation		CONSULTANT: Dr. Chenming Hu

BY:	/s/ Judy Bruner	BY:	/s/ Chenming Hu

NAME:	Judy Bruner	NAME:	Chenming Hu

TITLE:	Executive Vice President, Administration and Chief Financial Officer	TITLE:	Dr.

DATE:		DATE:	October 4, 2013

Consultant Services Agreement
October 10, 2013